UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2008

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 4, 2008, ModusLink Corporation (“ModusLink”), a subsidiary of CMGI, Inc. (the “Company”), modified the compensation package of William R. McLennan, President, Global Operations of ModusLink, in recognition of his change in responsibility effective June 1, 2008 from President, International Business Unit of ModusLink to his current position. The modified compensation package provides for an increase in Mr. McLennan’s annualized base salary, from $400,000 to $450,000, effective June 1, 2008. Mr. McLennan continues to be eligible to receive a bonus equal to 60% of his earned base salary (the “Bonus”). The payment of the Bonus is subject to ModusLink’s and the Company’s achievement of fiscal year 2008 business objectives pursuant to the CMGI FY2008 Executive Management Incentive Plan. In addition, Mr. McLennan’s target bonus for fiscal 2009 will be set at 80% of his earned base salary and be subject to the CMGI FY2009 Executive Management Incentive Plan, which is expected to be adopted by CMGI for fiscal year 2009. The actual bonus payment Mr. McLennan will receive for fiscal 2009 will be subject to the terms and conditions of the CMGI FY2009 Executive Management Incentive Plan, which is expected to provide for payouts that range from 0% to 200% of target. Mr. McLennan will also receive a car allowance of $1000 per month.

In addition, on the third business day following the Company’s public release of its financial results for the fiscal quarter ended April 30, 2008, Mr. McLennan will be granted a stock option to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant and will be awarded 25,000 shares of restricted stock. Both the stock option and restricted stock award vest annually over five years.

ModusLink and Mr. McLennan entered into a letter agreement (the “Letter Agreement”) dated June 5, 2008 with respect to the compensation matters described above. In addition, per the Letter Agreement, Mr. McLennan’s expatriate agreement dated March 10, 2005, as modified to date, shall be of no further force or effect, other than the Company’s ongoing obligations with respect to repatriation and tax equalization.

The foregoing description is subject to, and qualified in its entirety by, the Letter Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the Exhibit Index immediately preceding such exhibit is filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: June 10, 2008	By:	/s/ Peter L. Gray
Peter L. Gray Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated June 5, 2008, by and between ModusLink Corporation and William R. McLennan.